Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MSA Safety Incorporated 2016 Management Equity Incentive Plan of our reports dated February 29, 2016, with respect to the consolidated financial statements and schedule of MSA Safety Incorporated and the effectiveness of internal control over financial reporting of MSA Safety Incorporated included in its Annual Report (Form 10‑K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
November 2, 2016